PART III

                         EXHIBIT 3.1

                  FORM OF WARRANT CERTIFICATE

                            DATED

                       APRIL 14, 1998



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THE SECURITES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE SECURITIES ACT)
OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, IN RELIANCE
UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION.

                       WARRANT CERTIFICATE

                For the Purchase of Common Shares
                    $.001 Par Value per Share
                               Of
                     FULL TILT SPORTS, INC.
                    (A Colorado Corporation)



         Warrant No.                                 Warrants
         ___________                                 ________

         ___________                                 ________

       EXERCISABLE APRIL 14, 1998 AND VOID AFTER APRIL 13, 2000

     This is to certify that for value received, ___________________, or registered assigns ("Warrantholder") is the registered owner of the above indicated number of Warrants expiring on April 13, 2000 ("Expiration Date"). One Warrant entitles the Warrantholder to purchase one share of Common Stock,
 .001 par value ("Share"), from Full Tilt Sports, Inc., a Colorado corporation (the "Company"), at a purchase price of $2.00 per share of Common Stock ("Exercise Price") commencing on April 14,
1998 and terminating on the Expiration Date, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with the payment of the Exercise Price at the office of the Company, but only subject to the conditions set forth herein. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, and the Expiration Date are subject to adjustments described herein. The Warrantholder may exercise all or any number of the Warrants represented hereby. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time for a period of 24 months commencing on April 14, 1998 and expiring at 5:00 o'clock p.m. Mountain time on April 13, 2000; provided, however, that the Company may extend the exercise period of this Warrant by giving notice of such extension.

     2. NOTICE OF EXTENDED EXPIRATION DATE. The Company may extend the Expiration Date for the exercise of this warrant at any time by giving thirty (30) days written notice thereof to the Warrantholder. If this Warrant is not exercised on or before the extended Expiration Date, it shall become wholly void.

     3. ADJUSTMENTS OF EXERCISE PRICE AND SHARE. In the event the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization,

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reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Warrant shall have the right thereafter to exercise such Warrant and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sale or conveyances. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

     4. ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the purchase price at any time, or from time to time. When any adjustment is made in the purchase price, the Company shall cause a copy of such statement to be mailed to the Warrantholder, as of a date within thirty (30) days after the date when the purchase price has been adjusted.

     5. MANNER OF EXERCISE. The Warrantholder may exercise all or any whole number of such Warrants during the Exercise Period in the manner stated herein. This Warrant Certificate, together with the purchase form provided herein duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney, plus payment of the exercise price in the manner set forth in paragraph 6, below shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced, there shall be issued to the

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Warrantholder a new Warrant Certificate evidencing the number of
Warrants not so exercised.

     6. MANNER OF PAYMENT. The Exercise Price of each Warrant shall be payable in lawful money of the United States of America in cash or by check or by certified check or by bank draft payable to the order of the Company.

     7. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

     8. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrantholder of the number of shares of Common Stock to which the Warrantholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     9. NO RIGHT AS STOCKHOLDER. The Warrantholder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     10. ASSIGNMENT. This Warrant is freely assignable by the Warrantholder hereof, subject to restrictions imposed by the Securities Act of 1933, as amended and applicable state securities laws.

     11. WARRANT REDEMPTION. The Company has the right to redeem the Warrants upon thirty (30) days notice to the Warrantholders at a redemption price of $.001 per warrant. Notice of the Company's decision to redeem the Warrants shall be given to the holders by regular mail at the last known address maintained by the Company. The failure of the holder of such warrants to purchase the Common Stock within the thirty (30) day period will result in such holders' forfeiture of the right to purchase the Common Stock underlying the Warrants.


     IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:  6/12/98
        -------



By: /s/ Joseph F. DeBerry                  By: /s/ Roger K. Burnett
    _________________________              ________________________
    Assistant Secretary                    President

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                        FORM OF ELECTION
    (To be executed by the Registered Holder if he desires to exercise Warrants evidenced by the within Warrant Certificate)

TO:  Full Tilt Sports, Inc.

     The undersigned hereby irrevocably elects to exercise ____________________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder _________________ full Common Shares issuable upon exercise of said Warrants and delivery of $________________________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:

_______________________________    PLEASE INSERT SOCIAL SECURITY
(Please print name and address)    OR TAX IDENTIFICATION NUMBER:

_______________________________    _____________________________

_______________________________

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

_______________________________    PLEASE INSERT SOCIAL SECURITY
(Please print name and address)    OR TAX IDENTIFICATION NUMBER:

_______________________________    ______________________________

Dated: ________________________    Signature: ___________________

     NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed: _________________________________________

     SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OR ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YOR EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.
_________________________________________________________________


                       FORM OF ASSIGNMENT
(To be executed by the Registered Holder if he desires to assign
      Warrants evidenced by the within Warrant Certificate)

     FOR VALUE RECEIVED, ______________________________ hereby
sells, assigns and transfers unto ______________________________,
(#) _________________Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Warrant evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated:  _________________          Signature:_______________________

                                   _________________________________
                                   (Please Print Name)

     NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed: _________________________________________

     SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER
FIRM OR ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YOR EXCHANGE,
PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST
STOCK EXCHANGE.

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